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                                                                    Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related joint proxy statement/prospectus of Park National Corporation for the registration of 3,350,000 of its common shares, and to (a) the incorporation by reference herein of our report dated January 18, 2000 with respect to the consolidated financial statements of Park National Corporation incorporated by reference in its Annual Report (Form 10-K) for the fiscal year ended December 31, 1999, and (b) the incorporation by reference herein of our report dated December 20, 2000 with respect to the supplemental consolidated financial statements of Park National Corporation included in its Current Report on Form 8-K dated December 21, 2000, both filed with the Securities and Exchange Commission.


                                                          s/ Ernst & Young LLP


Columbus, Ohio
December 29, 2000